Exhibit 23.1 - Consent of Auditor

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
     PCAOB REGISTERED


         CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
         --------------------------------------------------------


We consent to the use, in the registration statement on Form SB2 of Jamaica Jim, Inc, of our report dated July 19, 2007 on our audit of the financial statements of Jamaica Jim, Inc as of September 30, 2007, and the related statements of operations, stockholders' equity and cash flows through September 30, 2007 and inception January 26, 2007 through September 30, 2007, and the reference to us under the caption "Experts."


/s/ Moore & Associates, Chartered
---------------------------------
    Moore & Associates, Chartered
    Las Vegas, Nevada
    December 3, 2007


             2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146
                     (702)253-7511 Fax (702)253-7501

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